UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 9, 2019 (May 3, 2019)

GLASSBRIDGE ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14310	41-1838504
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

510 Madison Avenue, Ninth Floor, New York, NY 10022
(Address of principal executive offices, including zip code)

(212) 825-0400

(Registrant’s telephone number, including area code)

1099 Helmo Ave. N., Suite 250, Oakdale, Minnesota 55128

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement

Background

As previously disclosed, on July 1, 1996, GlassBridge Enterprises, Inc., formerly known as Imation Corp., a Delaware corporation (the “Company”) adopted the Imation Cash Balance Pension Plan, now known as the GlassBridge Enterprises Cash Balance Pension Plan (the “Plan”), an employee benefit plan formed pursuant to 29 U.S.C. § 1321(a). Beginning in September 2018, the Company entered into discussions with the U.S. Pension Benefit Guaranty Corporation (the “PBGC”), a United States government agency established by Title IV of the Employee Retirement Income Security Act of 1974 (“ERISA”) which insures certain pension plans., for the purpose of obtaining certain relief from the Company’s obligations under the Plan. On April 16, 2019, the Company received notice from the PBGC, that the Company’s application for termination of the Plan had been approved by the PBGC, with the termination date of the Plan to occur on April 30, 2019, the PBGC finding that (i) the Plan did not meet the minimum funding standard required under section 412 of the Internal Revenue Code; (ii) the Plan would be unable to pay benefits when due and (iii) the Plan should be terminated in order to protect the interests of the Plan participants (the “Notice of Determination”). Pursuant to the Notice of Determination, any settlement reached by the Company with the PBGC may be accomplished by an agreement between the Company and the PBGC. Together with the Notice of Determination, the PBGC furnished to the Company an Agreement for Appointment of Trustee and Termination of Plan (the “Appointment Agreement Agreement”). The Plan was terminated effective April 30, 2019 and the PBGC was appointed trustee of the Plan (the “PBGC Arrangement”). The foregoing is merely a summary of the Appointment Agreement and the PBGC Arrangement, and is qualified in its entirety by reference to the full text of the Appointment Agreement, which is attached hereto as Exhibit 10.1.

Related-Party Transactions

In connection with the successful consummation of the PBGC Arrangement, the Company’s Board of Directors (the “Board”) voted on May 3, 2019 to furnish to Clinton Group, Inc. (“Clinton”) a one-time cash payment of $250,000 in consideration of Clinton’s efforts regarding the same. Clinton is an investment adviser registered with the U.S. Securities and Exchange Commission, and is a stockholder of the Company.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information disclosed under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Agreement for Appointment of Trustee and Termination of Plan between Pension Benefit Guaranty Corporation and the Company (Incorporated by referenced to Exhibit 10.1 to the Current Report on Form 8-K filed as of April 30, 2019)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLASSBRIDGE ENTERPRISES, INC.

Dated: May 9, 2019	By:	/s/ Daniel Strauss
	Name:	Daniel Strauss
	Title:	Chief Executive Officer